                                                             Exhibit (N)(1)(III)

                               AMENDED SCHEDULE A

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                                ING MUTUAL FUNDS

                                                         CLASSES OF SHARES
                                              ---------------------------------------
                                               A     B     C     I     M     O     Q
                                              ---   ---   ---   ---   ---   ---   ---
ING Diversified International Fund             X     X     X     X    N/A   N/A   N/A
ING Emerging Countries Fund                    X     X     X     X     X    N/A    X
ING Emerging Markets Fixed Income Fund         X     X     X     X    N/A   N/A   N/A
ING Foreign Fund                               X     X     X     X    N/A   N/A    X
ING Global Equity Dividend Fund                X     X     X    N/A   N/A    X    N/A
ING Global Real Estate Fund                    X     X     X     X    N/A    X    N/A
ING Global Value Choice Fund                   X     X     X     X    N/A   N/A    X
ING Greater China Fund                         X     X     X     X    N/A   N/A   N/A
ING Index Plus International Equity Fund       X     X     X     X    N/A   N/A   N/A
ING International Capital Appreciation Fund    X     X     X     X    N/A   N/A   N/A
ING International Fund                         X     X     X     X    N/A   N/A    X
ING International SmallCap Fund                X     X     X     X    N/A   N/A    X
ING International Value Choice Fund            X     X     X     X    N/A   N/A   N/A
ING Precious Metals Fund                       X     X     X    N/A   N/A   N/A    X
ING Russia Fund                                X     X     X    N/A   N/A   N/A    X

Effective Date: December 7, 2005